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Exhibit 99.1

News
Release

FOR IMMEDIATE RELEASE April 15, 2004	Media Contact: Don Olsen (713) 235-6000	Finance Contacts: Kimo Esplin Curt Dowd (801) 584-5700

HUNTSMAN RELEASES FOURTH QUARTER
AND FULL YEAR 2003 RESULTS

COMPANIES SEE MARKED UPSWING AS DEMAND STRENGTHENS
AND PRICING IMPROVES

        Houston, TX—The combined Huntsman companies today reported fourth quarter 2003 EBITDA of $208.4 million. This compares to third quarter 2003 EBITDA of $166.8 million and fourth quarter 2002 pro forma(1) EBITDA of $151.1 million. They further reported fourth quarter 2003 adjusted EBITDA of $218.4 million. This compares to third quarter 2003 adjusted EBITDA of $177.5 million and fourth quarter 2002 pro forma adjusted EBITDA of $162.1 million. The companies compute adjusted EBITDA to eliminate the impacts of restructuring and reorganization costs, gains and losses on the accounts receivable securitization program, asset impairment charges, non-recurring contract settlement charges, and in the case of HMP Equity Holdings Corporation, minority interest, in order to provide investors with a more meaningful measure of the companies' operational performance.

        The combined Huntsman companies include HMP Equity Holdings Corporation ("HMP"), and its principal operating subsidiaries Huntsman LLC, Huntsman International Holdings LLC ("Huntsman International" or "HIH") and Huntsman Advanced Materials LLC ("Advanced Materials" or "Ad Mat").

        Peter R. Huntsman, President and CEO, stated, "We are encouraged by the increase in our results, which we believe is a further indication of an overall chemical industry economic recovery. Volatile raw material and energy costs squeezed our first quarter 2004 margins but we continue to raise our pricing to compensate. We are experiencing healthy demand and improving margins for the vast majority of our products and, assuming demand remains strong, we anticipate greater industry operating rates and enhanced profit margins as 2004 progresses."

(1)
Pro forma information contained in this press release is prepared on the following basis: Pro forma as if Huntsman LLC had acquired the remaining interest in Huntsman Chemical Company Australia, Pty as of January 1, 2002. Pro forma as if HMP had acquired the remaining interest in HIH as of January 1, 2002. Pro forma as if HMP had acquired its interest in AdMat as of January 1, 2002.

        HMP and its consolidated subsidiaries completed 2003 with combined cash and unused borrowing capacity of approximately $850 million, comprised of $240 million at Huntsman LLC, $486 million at HIH, and $117 million at Advanced Materials and $7 million (all in cash) at HMP.

Abbreviated Organization Chart

HMP Equity Holdings Corporation Quarterly Operating Results
Three Months Ended December 31, 2003

In Millions	Huntsman LLC (Excl. HIH)(1)	Huntsman International Holdings	Huntsman Advanced Materials	HMP/ Other	Eliminations	HMP Consolidated
Revenues	$802.1	$1,364.7	$259.1	$—	$(56.4)	$2,369.5
Gross profit	67.1	158.2	50.3	—	(7.3)	268.3
SG&A/Other expenses	43.1	89.0	44.9	0.7	(2.6)	175.1
Restructuring expenses	(2.6)	13.3	—	—	—	10.7
Operating income (loss)	26.6	55.9	5.4	(0.7)	(4.7)	82.5
Net loss	(23.7)	(77.0)	(9.1)	8.8	14.6	(86.4)
Interest expense—net	42.1	88.8	11.3	3.3	(11.5)	134.0
Income tax expense (benefit)	8.7	35.6	3.1	(12.8)	1.3	35.9
Depreciation and amortization	33.7	72.5	13.9	—	4.8	124.9

EBITDA(2)	$60.8	$119.9	$19.2	$(0.7)	$9.2	$208.4
Minority interest	—	—	—	—	(9.2)	(9.2)
Loss on accounts receivable securitization program	—	8.5	—	—	—	8.5
Restructuring and reorganization expenses	(2.6)	13.3	—	—	—	10.7

Adjusted EBITDA(2)	$58.2	$141.7	$19.2	$(0.7)	$0.0	$218.4

See page 16 for footnote explanations

HMP Equity Holdings Corporation Annual Pro Forma Operating Results
Year Ended December 31, 2003

In Millions	Huntsman LLC (Excl. HIH)(1)	Huntsman International Holdings	Huntsman Advanced Materials(3)	HMP/ Other	Eliminations	HMP Consolidated(3)
Revenues	$3,233.6	$5,245.5	$1,049.6	$—	$(276.3)	$9,252.4
Gross profit	214.5	584.4	226.1	—	(27.7)	997.3
SG&A/Other expenses	157.6	351.8	234.1	0.7	(12.0)	732.2
Restructuring expenses	(1.7)	56.7	—	—	—	55.0
Operating income (loss)	58.6	175.9	(7.9)	(0.8)	(15.8)	210.0
Net loss	(106.5)	(234.1)	(56.9)	22.7	40.3	(334.5)
Interest expense—net	150.3	354.7	41.7	(11.6)	0.5	535.6
Income tax expense (benefit)	16.1	21.6	7.3	(12.6)	0.4	32.8
Depreciation and amortization	130.0	277.9	56.1	—	15.7	479.7

EBITDA(2)	$189.9	$420.1	$48.2	$(1.5)	$56.9	$713.6
Minority interest	—	—	—	—	(56.9)	(56.9)
Loss on accounts receivable securitization program	—	32.4	—	—	—	32.4
Contract settlements credits and charges, net	—	—	5.5			5.5
Restructuring and reorganization expenses	(1.7)	56.7	27.5	—	—	82.5

Adjusted EBITDA(2)	$188.2	$509.2	$81.2	$(1.5)	$0.0	$777.1

See page 16 for footnote explanations

Huntsman Financial Summary (Pro forma)

In Millions	Three Months Ended Dec. 31, 2003	Three Months Ended Dec. 31, 2002(3)	Year Ended Dec. 31, 2003(3)	Year Ended Dec. 31, 2002(3)
HMP Consolidated:
Revenues	$2,369.5	$2,027.7	$9,252.4	$8,012.2
EBITDA(2)	208.4	151.1	713.6	813.9
Adjusted EBITDA(2)	218.4	162.1	777.1	771.8
Huntsman LLC (excluding HIH)(1):
Revenues	$802.1	$696.6	$3,233.6	$2,765.1
EBITDA(2)	60.8	26.0	189.9	219.7
Adjusted EBITDA(2)	58.2	31.8	188.2	237.3
Huntsman International:
Revenues	$1,364.7	$1,150.0	$5,245.5	$4,518.1
EBITDA(2)	119.9	116.9	420.1	480.1
Adjusted EBITDA(2)	141.7	124.7	509.2	493.3
Huntsman Advanced Materials:
Revenues	$259.1	$234.1	$1,049.6	$949.0
EBITDA(2)	19.2	(64.1)	48.2	(28.0)
Adjusted EBITDA(2)	19.2	6.3	81.2	41.0

See page 16 for footnote explanations

Huntsman LLC Consolidated Operating Results

	Three Months Ended	Year Ended
In Millions
	December 31, 2003
Revenues	$2,111.5	$6,567.8
Gross profit	216.8	608.0
SG&A/Other expenses	147.5	396.8
Restructuring expenses	10.7	37.9
Operating income (loss)	58.6	173.3
Net loss	(80.0)	(248.2)
Interest expense — net	130.9	391.8
Income tax expense (benefit)	44.3	40.1
Depreciation and amortization	106.6	318.8

EBITDA(2)	$201.8	$502.5
Loss on accounts receivable securitization program	8.2	20.4
Restructuring and reorganization expenses	10.7	37.9

Adjusted EBITDA(2)	$220.7	$560.8

See page 16 for footnote explanations

HMP Equity Holdings Corporation Pro Forma Segment Results

In Millions	Three Months Ended Dec. 31, 2003	Three Months Ended Dec. 31, 2002(3)	Year Ended Dec. 31, 2003(3)	Year Ended Dec. 31, 2002(3)
Segment Revenues:
Polyurethanes	$579.4	$509.0	$2,297.5	$2,066.0
Advanced Materials	259.1	234.1	1,049.6	949.0
Performance Products	422.6	383.2	1,689.6	1,524.0
Polymers	307.9	235.3	1,155.5	944.3
Pigments	257.5	211.1	1,010.0	880.3
Base Chemicals	685.7	555.4	2,639.9	2,091.3
Eliminations	(142.7)	(100.4)	(589.7)	(442.7)

Total	$2,369.5	$2,027.7	$9,252.4	$8,012.2

EBITDA:
Polyurethanes	$75.2	$73.0	$233.4	$365.1
Advanced Materials	19.2	(64.1)	48.2	(28.0)
Performance Products	37.9	37.4	128.3	191.6
Polymers	27.4	20.6	80.8	81.8
Pigments	17.1	23.1	105.4	68.2
Base Chemicals	15.8	1.7	71.7	58.6
Corporate and other	15.8	59.4	45.8	76.6

Total(2)	$208.4	$151.1	$713.6	$813.9

Adjusted Segment EBITDA:
Polyurethanes	$81.0	$73.0	$261.5	$365.1
Advanced Materials	19.2	6.3	81.2	41.0
Performance Products	39.9	40.9	150.3	196.2
Polymers	27.2	18.2	81.5	76.1
Pigments	22.6	26.2	111.9	71.4
Base Chemicals	15.8	1.7	71.7	58.5
Corporate and other	12.7	(4.2)	19.0	(36.5)

Total(2)	$218.4	$162.1	$777.1	$771.8

See page 16 for footnote explanations

Three Months Ended December 31, 2003 (Compared to Three Months Ended December 31, 2002 Pro Forma)

        For the three months ended December 31, 2003, HMP had EBITDA of $208.4 million, which included $10.7 million of restructuring charges, $8.5 million in losses on our accounts receivable securitization program and losses from minority interest of $9.2 million. This compares to fourth quarter 2002 pro forma EBITDA of $151.1 million which included $26.4 million of restructuring charges, $1.2 million in losses on our accounts receivable securitization program, $56.0 million of asset impairment charges and losses from minority interest of $72.6 million.

        Revenues for the three months ended December 31, 2003 increased to $2,369.5 million, or 17%, from $2,027.7 million during the same period in 2002 on a pro forma basis. The increase in revenue was due to an increase in revenue in all segments.

        EBITDA for the three months ended December 31, 2003 increased to $208.4 million, or 38%, from $151.1 million during the same period in 2002 on a pro forma basis. The increase in EBITDA was due to an increase in EBITDA in the Polyurethanes, Advanced Materials, Performance Products, Polymers and Base Chemicals segments, partially offset by decreases in EBITDA in the Pigments segment.

Polyurethanes

        The increase in revenues in the Polyurethanes segment was primarily the result of higher average selling prices principally due to the strength of the major European currencies versus the U.S. dollar and higher volumes as industry demand strengthened.

        The increase in EBITDA in the Polyurethanes segment was primarily the result of higher volumes as selling price increases were offset by higher raw material and energy costs, partially offset by restructuring charges recorded in the fourth quarter of 2003.

Advanced Materials

        The increase in revenues in the Advanced Materials segment was primarily the result of higher average selling prices, principally due to the strength of the major European currencies versus the U.S. dollar, and a 2% volume increase.

        The increase in EBITDA in the Advanced Materials segment was the result of increased revenue and a reduction of SG&A costs. SG&A costs were lower due to $56.0 million of asset impairment charges in 2002 and due to our cost reduction initiatives.

Performance Products

        The increase in revenues in the Performance Products segment was primarily the result of higher average selling prices in North America in response to higher raw material and energy costs, strong volume gains in our ethylene-based intermediates and higher average selling prices in Europe due to the strengthening of the major European currencies versus the U.S. dollar, partially offset by lower volumes in Europe due to softer European demand and decreased European export business as a result of the strength of the major European currencies.

        The increase in EBITDA in the Performance Products segment was primarily the result of decreases in restructuring charges recorded in the fourth quarter of 2003 compared to the fourth quarter of 2002, partially offset by the impact of revenue increases failing to keep pace with substantial increases in raw material and energy costs and a decline in surfactant volumes in Europe due to softer European demand and weaker export sales.

Pigments

        The increase in revenues in the Pigments segment was primarily the result of higher volumes as industry demand strengthened and higher average selling prices, which resulted from the strengthening of the major European currencies versus the U.S. dollar.

        The decrease in EBITDA in the Pigments segment was primarily the result of the negative margin impact on the sale of a portion of our European production which carries costs denominated in major European currencies into U.S. dollar-based markets, resulting from the strength of the major European currencies versus the U.S. dollar, and a modest reduction in local currency selling prices. EBITDA was also negatively impacted by increases in restructuring charges recorded in the fourth quarter of 2003 compared to the fourth quarter of 2002.

Polymers

        The increase in revenues in the Polymers segment was primarily the result of higher volumes and higher average selling prices as industry demand strengthened and prices increased in response to higher raw material and energy costs.

        The increase in EBITDA in the Polymers segment was primarily the result of higher volumes as industry demand strengthened and a stronger pricing and margin environment in response to improved industry demand and higher raw material and energy costs.

Base Chemicals

        The increase in revenues in the Base Chemicals segment was primarily the result of higher volumes in the U.S. and Europe as demand strengthened, and higher average selling prices in the U.S. and Europe in response to higher raw material and energy costs.

        The increase in EBITDA in the Base Chemicals segment was primarily the result of revenue increases outpacing substantial increases in raw material and energy costs, particularly in Europe.

Corporate and Other

        Corporate and other items include unallocated corporate overhead, loss on our accounts receivable securitization program, unallocated foreign exchange gains and losses, and unallocated restructuring and reorganization costs. For the three months ended December 31, 2003, EBITDA from unallocated items decreased by $43.6 million to $15.8 million from $59.4 million for the same period in 2002 on a pro forma basis. The decrease was primarily due to increased losses from minority interest.

Huntsman LLC (Excluding HIH) Pro Forma Segment Results

In Millions	Three Months Ended Dec. 31, 2003(1)	Three Months Ended Dec. 31, 2002(1)	Year Ended Dec. 31, 2003(1)	Year Ended Dec. 31, 2002(1)(3)
Segment Revenues:
Performance Products	$269.2	$259.2	$1,112.2	$1,028.2
Polymers	307.8	235.3	1,155.5	944.3
Base Chemicals	298.7	249.6	1,238.3	996.2
Eliminations	(73.6)	(47.5)	(272.4)	(203.6)

Total	$802.1	$696.6	$3,233.6	$2,765.1

EBITDA:
Performance Products	$39.0	$33.0	$144.0	$164.4
Polymers	27.4	20.6	80.8	81.8
Base Chemicals	0.9	(6.5)	(6.0)	44.7
Corporate and other	(6.5)	(21.1)	(28.9)	(71.2)

Total(2)	$60.8	$26.0	$189.9	$219.7

Adjusted Segment EBITDA:
Performance Products	$39.0	$33.0	$144.0	$164.4
Polymers	27.2	18.2	81.5	76.1
Base Chemicals	0.9	(6.5)	(6.0)	44.7
Corporate and other	(8.9)	(12.9)	(31.3)	(47.9)

Total(2)	$58.2	$31.8	$188.2	$237.3

See page 16 for footnote explanations

Huntsman LLC (excluding HIH) Three Months Ended December 31, 2003 (Compared to Three Months Ended December 31, 2002)

        For the three months ended December 31, 2003, Huntsman LLC (excluding HIH) had EBITDA of $60.8 million, which included $2.6 million of restructuring charge reversals in the period, on revenues of $802.1 million, compared to EBITDA of $26.0 million, which included $5.8 million of restructuring charges, on revenues of $696.6 million for the same period in 2002.

        Revenues for the three months ended December 31, 2003 increased to $802.1 million, or 15%, from $696.6 million during the same period in 2002. Revenues increased in all business segments as the result of higher volumes and higher average selling prices as industry demand strengthened and average selling prices increased in response to higher raw material and energy costs.

        EBITDA for the three months ended December 31, 2003 increased to $60.8 million from $26.0 million during the same period in 2002. EBITDA increased in all segments as average selling price increases outpaced increases in raw material and energy costs and volumes increased as industry demand strengthened. Third quarter 2003 EBITDA was $49.7 million.

Performance Products

        The increase in revenues in the Performance Products segment was primarily the result of higher average selling prices in response to higher raw material and energy costs.

        The increase in EBITDA in the Performance Products segment was primarily the result of lower ethylene costs combined with stronger average selling prices in ethylene-based intermediates.

Polymers

        The increase in revenues in the Polymers segment was primarily the result of higher volumes and higher average selling prices as industry demand strengthened and prices increased in response to higher raw material and energy costs.

        The increase in EBITDA in the Polymers segment was primarily the result of higher volumes as industry demand strengthened and a stronger pricing and margin environment in response to improved industry demand and higher raw material and energy costs.

Base Chemicals

        The increase in revenues in the Base Chemicals segment was primarily the result of higher average selling prices as prices increased in response to higher raw material and energy costs.

        The increase in EBITDA in the Base Chemicals segment was primarily the result of price increases which narrowly outpaced increases in raw material and energy costs.

Corporate and Other

        Corporate and other items include unallocated corporate overhead, foreign exchange gains and losses and reorganization costs. For the three months ended December 31, 2003, expenses from unallocated items decreased by $14.6 million to $6.5 million from $21.1 million for the same period in 2002. The decrease was primarily due to reduced reorganization expenses in the 2003 period as compared to the same period in 2002.

Huntsman International Holdings LLC Segment Results

In Millions	Three Months Ended Dec. 31, 2003	Three Months Ended Dec. 31, 2002	Year Ended Dec. 31, 2003	Year Ended Dec. 31, 2002
Segment Revenues:
Polyurethanes	$579.4	$509.0	$2,297.5	$2,066.0
Performance Products	169.1	147.5	659.6	574.3
Pigments	257.4	211.1	1,009.9	880.3
Base Chemicals	388.9	306.2	1,421.8	1,097.5
Eliminations	(30.1)	(23.8)	(143.3)	(100.0)

Total	$1,364.7	$1,150.0	$5,245.5	$4,518.1

EBITDA:
Polyurethanes	$75.2	$73.0	$233.4	$365.1
Performance Products	(1.1)	4.4	(15.8)	27.2
Pigments	17.1	23.1	105.4	68.3
Base Chemicals	14.9	8.2	77.7	13.8
Corporate and other	13.8	8.2	19.4	5.8

Total(2)	$119.9	$116.9	$420.1	$480.2

Adjusted Segment EBITDA:
Polyurethanes	$81.0	$73.0	$261.5	$365.1
Performance Products	0.9	7.9	6.3	31.8
Pigments	22.6	26.2	111.9	71.4
Base Chemicals	14.9	8.2	77.7	13.8
Unallocated and other	22.3	9.4	51.8	11.3

Total(2)	$141.7	$124.7	$509.2	$493.4

See page 16 for footnote explanations

Three Months Ended December 31, 2003 (Compared to Three Months Ended December 31, 2002)

        For the three months ended December 31, 2003, Huntsman International had EBITDA of $119.9 million, which included $13.3 million of restructuring charges and $8.5 million in losses on our accounts receivable securitization program, on revenues of $1,364.7 million, compared to EBITDA of $116.9 million, which included $6.6 million of restructuring charges and $1.2 million in losses on our accounts receivable securitization program, on revenues of $1,150.0 million for the same period in 2002.

        Revenues for the three months ended December 31, 2003 increased to $1,364.7 million, or 19%, from $1,150.0 million during the same period in 2002. The increase in revenue was due to an increase in revenues in each of the segments.

        EBITDA for the three months ended December 31, 2003 increased to $119.9 million, or 3%, from $116.9 million during the same period in 2002. The increase in EBITDA was due to increases in EBITDA in the Polyurethanes and Base Chemicals segments, partially offset by decreases in EBITDA in the Performance Products and Pigments segments. Third quarter 2003 EBITDA was $97.8 million.

Polyurethanes

        The increase in revenues in the Polyurethanes segment was primarily the result of higher average selling prices principally due to the strength of the major European currencies versus the U.S. dollar and higher volumes as industry demand strengthened.

        The increase in EBITDA in the Polyurethanes segment was primarily the result of higher volumes as selling price increases were offset by higher raw material and energy costs, partially offset by restructuring charges recorded in the fourth quarter of 2003.

Performance Products

        The increase in revenues in the Performance Products segment was primarily the result of higher average surfactant selling prices primarily due to the strength of the major European currencies versus the U.S. dollar, partially offset by a decline in surfactant sales volumes due to softer European demand and weaker export sales. Additionally, ethyleneamines revenues increased largely due to increased export sales and other revenues increased due to the implementation of a toll manufacturing agreement with another group company.

        The decrease in EBITDA in the Performance Products segment was primarily the result of revenue increases failing to keep pace with substantial increases in raw material and energy costs and a decline in surfactant volumes due to softer European demand and weaker export sales, partially offset by decreases in restructuring charges recorded in the fourth quarter of 2003 compared to the fourth quarter of 2002.

Pigments

        The increase in revenues in the Pigments segment was primarily the result of higher volumes as industry demand strengthened, and higher average selling prices, which resulted from the strengthening of the major European currencies versus the U.S. dollar.

        The decrease in EBITDA in the Pigments segment was primarily the result of the negative margin impact on the sale of a portion of our European production which carries costs denominated in major European currencies into U.S. dollar-based markets, resulting from the strength of the major European currencies versus the U.S. dollar, and a modest reduction in local currency selling prices. EBITDA was also negatively impacted by increases in restructuring charges recorded in the fourth quarter of 2003 compared to the fourth quarter of 2002.

Base Chemicals

        The increase in revenues in the Base Chemicals segment was primarily the result of higher average selling prices in response to higher raw material and energy costs in addition to modest volume increases.

        The increase in EBITDA in the Base Chemicals segment was primarily the result of higher margins as revenue increases outpaced substantial increases in raw material and energy costs.

Corporate and Other

        Corporate and other items include unallocated corporate overhead, loss on our accounts receivable securitization program and unallocated foreign exchange gains and losses. For the three months ended December 31, 2003, EBITDA from unallocated items increased by $5.6 million to $13.8 million from $8.2 million for the same period in 2002. The increase was primarily due to increased unallocated foreign exchange gains, partially offset by increased losses on our accounts receivable securitization program.

Huntsman Advanced Materials LLC Pro Forma Operating Results

In Millions	Three Months Ended Dec. 31, 2003	Three Months Ended Dec. 31, 2002(3)	Year Ended Dec. 31, 2003(3)	Year Ended Dec. 31, 2002(3)
Revenues	$259.1	$234.1	$1,049.6	$949.0
EBITDA(2)	19.2	(64.1)	48.2	(28.0)
Adjusted EBITDA(2)	19.2	6.3	81.2	41.0

See page 16 for footnote explanations

Three Months Ended December 31, 2003 (Compared to Three Months Ended December 31, 2002 Pro Forma)

        For the three months ended December 31, 2003, Advanced Materials had EBITDA of $19.2 million on revenues of $259.1 million, compared to a pro forma EBITDA loss of $64.1 million, which included $14.4 million of reorganization charges and $56.0 million of asset impairment charges, on revenues of $234.1 million for the same period in 2002.

Advanced Materials

        The increase in revenues in Advanced Materials was primarily the result of higher average selling prices, principally due to the strength of the major European currencies versus the U.S. dollar, and a 2% volume increase. The increase in EBITDA in Advanced Materials was the result of increased revenue and a reduction of SG&A costs. SG&A costs were lower due to $56.0 million of asset impairment charges in 2002 and due to our cost reduction initiatives.

Liquidity and Capital Resources

HMP Equity Holdings

        HMP is a holding company established to hold the common equity in Huntsman LLC, Huntsman International and Advanced Materials. HMP has no short-term debt outstanding and maintains no short-term credit facilities. As of December 31, 2003, HMP had approximately $208 million of cash on a consolidated basis.

Huntsman LLC (excluding HIH)

        As of December 31, 2003, Huntsman LLC had borrowings of approximately $12 million outstanding under its $275 million revolving credit facility in addition to approximately $15 million in letters of credit issued, and Huntsman LLC had approximately $30 million of cash. Huntsman LLC's cash and undrawn commitments under the revolving credit facility, as of December 31, 2003, were approximately $278 million (or approximately $240 million pro forma for the redemption of the Huntsman Polymers Notes completed on January 28, 2004), subject to covenants under the revolving credit facility, including a $70 million minimum revolving credit facility availability covenant. Capital expenditures for the fourth quarter were approximately $25 million compared with approximately $35 million in the fourth quarter of 2002. Capital expenditures for the year were $89.7 million as compared with approximately $70 million in 2002. Huntsman LLC expects to spend $80 million on capital expenditures in 2004.

        In December 2003, Huntsman LLC completed a $75.4 million offering of Senior Secured Notes issued at a discount, the proceeds of which were used to repay approximately $35 million in bank debt and redeem the approximately $37 million of outstanding debt securities of Huntsman Polymers Corporation in January of 2004. As a result of this offering, there are no scheduled term loan payments under Huntsman LLC's senior secured credit facilities until March of 2006.

Huntsman International Holdings

        As of December 31, 2003, Huntsman International had borrowings of approximately $22 million outstanding under its $400 million revolving credit facility in addition to approximately $7 million in letters of credit issued, and Huntsman International had approximately $98 million of cash. Huntsman International also maintains $25 million of short-term discretionary overdraft facilities, of which approximately $18 million was available at December 31, 2003. Huntsman International's cash and undrawn commitments under the revolving credit facility and short-term overdraft facilities as of December 31, 2003 was approximately $486 million. Capital expenditures for the fourth quarter were approximately $32 million compared with approximately $56 million in the fourth quarter of 2002. Capital expenditures for the year were $127.4 million as compared with approximately $191 million in 2002. HIH expects to spend approximately $180 million on capital expenditures in 2004.

        On October 22, 2003, Huntsman International issued $205 million of additional term B and term C loans, the net proceeds of which were applied to pay down our revolving loan facility by approximately $53 million, and the remainder of the net proceeds were applied to repay, in full, the term A loan. As a result of the prepayment of term debt with the proceeds from the recent refinancing of the term loan A, there are no scheduled term debt maturities under the senior secured credit facilities until the second quarter 2005. In 2005 and 2006, the scheduled term debt maturities under the senior secured credit facilities are approximately $12 million in each year.

Huntsman Advanced Materials

        As of December 31, 2003, Advanced Materials had no borrowings outstanding under its $60 million revolving credit facility and approximately $16 million in letters of credit issued thereunder. Advanced Materials had approximately $73 million of cash as of December 31, 2003 and total liquidity was approximately $117 million. Advanced Materials has no significant scheduled debt amortization payments until 2008. Capital expenditures for the year were approximately $12 million as compared with approximately $24 million in 2002. Advanced Materials expects to spend approximately $30 million on capital expenditures in 2004, including approximately $10 million in capital expenditures associated with our restructuring efforts.

Outstanding Debt

In Millions	Dec. 31, 2003
Huntsman LLC (excluding HIH)(1):
Cash	$30

Senior Secured Debt	1,528
Senior Unsecured Notes	37
Senior Subordinated Notes	59
Other Debt(4)	244

Subtotal	1,868
Huntsman International(5):
Cash	98

Senior Secured Debt	1,262
Senior Unsecured Notes	457
Senior Subordinated Notes	1,170
Other Debt	38

Subtotal (Huntsman International LLC)	2,927
HIH Senior and Senior Sub. Discount Notes(6)	793

Subtotal (Huntsman International Holdings LLC)	3,720
Huntsman Advanced Materials:
Cash	73

Senior Secured Notes	348
Other Debt	3

Subtotal	351
HMP:
Cash	7

Senior Secured Discount Notes (7)	329
Elimination of HIH Senior Sub. Discount Notes(8)	(358)

Total HMP Consolidated Debt	5,910
Total HMP Consolidated Cash	208

Net Debt	$5,702

See page 16 for footnote explanations

HMP Equity Holdings Corporation Quarterly Pro Forma Operating Results
Three Months Ended December 31, 2002

In Millions	Huntsman LLC (Excl. HIH)(1)	Huntsman International Holdings	Huntsman Advanced Materials(3)	HMP/ Other	Eliminations	HMP Consolidated(3)
Revenues	$696.6	$1,150.0	$234.1	$—	$(53.0)	$2,027.7
Gross profit	36.0	157.4	50.4	—	(14.4)	229.4
SG&A/Other expenses	48.1	89.2	73.4	—	5.2	215.9
Restructuring expenses	2.7	6.6	56.0	—	—	65.3
Operating income (loss)	(14.8)	53.9	(79.0)	—	(13.0)	(52.9)
Net income (loss)	(45.0)	(31.1)	(95.5)	10.5	66.0	(95.1)
Interest expense—net	28.3	97.8	10.1	(10.8)	(1.8)	123.6
Income tax expense (benefit)	1.3	(10.3)	3.4	—	(4.7)	(10.3)
Cumulative effect of accounting change		—	—	—	—	—
Depreciation and amortization	41.4	60.5	17.9	—	13.1	132.9

EBITDA(2)	$26.0	$116.9	$(64.1)	$(0.3)	$72.6	$151.1
Minority interest	—	—	—	—	(72.6)	(72.6)
Loss on accounts receivable securitization program	—	1.2	—	—	—	1.2
Asset impairment charges	—	—	56.0	—	—	56.0
Restructuring and reorganization expenses	5.4	6.6	14.4	—	—	26.4

Adjusted EBITDA(2)	$31.4	$124.7	$6.3	$(0.3)	$—	$162.1

See page 16 for footnote explanations

HMP Equity Holdings Corporation Annual Pro Forma Operating Results
Year Ended December 31, 2002

In Millions	Huntsman LLC (Excl. HIH)(1)(3)	Huntsman International Holdings	Huntsman Advanced Materials(3)	HMP/ Other	Eliminations	HMP Consolidated(3)
Revenues	$2,765.1	$4,518.1	$949.0	$—	$(220.0)	$8,012.2
Gross profit (loss)	249.8	615.4	242.0	—	(24.7)	1,082.5
SG&A/Other expenses	183.9	379.6	273.0	—	(12.0)	824.5
Asset impairment charges	—	—	56.0	—	—	56.0
Restructuring expenses	(1.0)	7.7	—	—	—	6.7
Operating income (loss)	66.9	228.1	(87.0)	—	(12.7)	195.3
Net income (loss)	25.7	(68.5)	(142.0)	10.9	133.3	(40.6)
Interest expense—net	195.6	334.0	41.0	(10.8)	(16.3)	543.5
Income tax expense (benefit)	8.6	(41.5)	11.0	—	11.9	(10.0)
Cumulative effect of accounting change	(169.7)	—	3.0	—	—	(166.7)
Depreciation and amortization	159.5	256.2	59.0	—	13.0	487.7

EBITDA(2)	$219.7	$480.2	$(28.0)	$0.1	$141.9	$813.9
Minority interest	—	—	—	—	(141.9)	(141.9)
Loss on accounts receivable securitization program	—	5.5		—	—	5.5
Contract settlement credits and charges, net			(9.0)			(9.0)
Asset impairment charges	—	—	56.0	—	—	56.0
Restructuring and reorganization expenses	17.6	7.7	22.0	—	—	47.3

Adjusted EBITDA(2)	$237.3	$493.4	$41.0	$0.1	—	$771.8

See page 16 for footnote explanations

(1)
Notwithstanding that HIH is a consolidated subsidiary of Huntsman LLC for U.S. GAAP purposes, it is financed separately from Huntsman LLC, its debt is non-recourse to Huntsman LLC and it is not a guarantor of Huntsman LLC's debt. The indentures and other agreements governing Huntsman LLC's outstanding notes and the HLLC Credit Facilities contain financial covenants and other provisions that relate to Huntsman LLC's restricted group and exclude HIH. Accordingly, we have provided supplemental non-GAAP information with respect to Huntsman LLC and its subsidiaries, excluding HIH and its subsidiaries. We believe this supplemental non-GAAP information provides investors with material and meaningful information with respect to the financial results of the business and operations which provide the primary source of cash flow to meet Huntsman LLC's debt obligations and which are subject to the restrictive covenants in the agreements governing Huntsman LLC's debt.

(2)
EBITDA is defined as net income (loss) from continuing operations before interest, income tax and depreciation and amortization. We believe that EBITDA information enhances an investor's understanding of our financial performance and our ability to satisfy principal and interest obligations with respect to our indebtedness. In addition, we refer to EBITDA because certain covenants in our borrowing arrangements are tied to similar measures. However, EBITDA should not be considered in isolation or viewed as a substitute for net income, cash flow from operations or other measures of performance as defined by GAAP. We understand that while EBITDA is frequently used by security analysts, lenders and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies due to potential inconsistencies in the method of calculation. Our management uses EBITDA to assess financial performance and debt service capabilities. In assessing financial performance, our management reviews EBITDA as a general indicator of economic performance compared to prior periods. Because EBITDA excludes interest, income taxes, depreciation and amortization, EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. We have also included adjustments to EBITDA and an item referred to as "Adjusted EBITDA" in this presentation which we believe are supplemental items helpful to readers of this financial information. Adjusted EBITDA data is an important metric used by management with respect to both the performance of our fundamental business activities as well as our ability to meet future debt service, capital expenditures and working capital needs. We have computed Adjusted EBITDA to eliminate the impact of restructuring and reorganization activities which we do not consider indicative of our ongoing operations, to eliminate the impact of losses on our accounts receivable securitization program which we consider a cost of obtaining financial liquidity resources, to eliminate non-cash asset impairment charges, and to eliminate non-recurring contract settlement charges. You are encouraged to evaluate each adjustment we have made in calculating Adjusted EBITDA and the reasons we consider them appropriate for supplemental analysis. Our management believes these types of measurement are useful for comparing general operating performance from period to period and making certain related management decisions. Nevertheless, our management recognizes that there are material limitations associated with the use of EBITDA and Adjusted EBITDA as compared to net income, which reflects overall financial performance, including the effects of interest, taxes, depreciation and amortization.

(3)
Pro forma as if Huntsman LLC had acquired the remaining interest in Huntsman Chemical Company Australia, Pty as of January 1, 2002. Pro forma as if HMP had acquired the remaining interest in HIH as of January 1, 2002. Pro forma as if HMP had acquired its interest in AdMat as of January 1, 2002.

(4)
Includes non-recourse financed Australian credit facilities, mortgage note payable, subordinated note at Huntsman Specialty Chemicals Corporation and PIK note due to affiliate.

(5)
Excludes approximately $298 million of off balance sheet financing obtained under the accounts receivable securitization program.

(6)
Non-cash pay debt.

(7)
Non-cash pay debt. Excludes value attributable to warrants issued in conjunction with the notes.

(8)
HMP owns the HIH Senior Subordinated Discount Notes which it acquired on May 9, 2003. These notes are eliminated in consolidation.

Conference Call Information

        We will hold a conference call to discuss the fourth quarter and full year 2003 financial results of HMP, Huntsman International, Huntsman LLC and Advanced Materials on Friday, April 16, 2004 at 10:00am EDT.

Call-in number for U.S. participants:		888-428-4480
Call in number for international participants:		651-291-0344
The conference call will be replayed beginning April 16, 2004 at 5:00 PM EDT and ending Friday, April 23, 2004 at 2:00 AM EDT.
Call-in numbers for the replay:
	Within the U.S.:	800-475-6701
	International:	320-365-3844
Access code for replay:	727947

        Statements in this release that are not historical are forward-looking statements. These statements are based on management's current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company's operations, markets, products, services, prices and other factors as discussed in the Huntsman companies' filings with the Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal, regulatory and technological factors. Accordingly, there can be no assurance that the company's expectations will be realized. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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HUNTSMAN RELEASES FOURTH QUARTER AND FULL YEAR 2003 RESULTS